Exhibit 99.1

Enumeral Reports First Quarter Financial Results

CAMBRIDGE, Mass.—May 22, 2017—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on the discovery and advancement of next generation therapeutics in cancer and other diseases, today announced its financial results for the three months ended March 31, 2017.

Recent Business Highlights

•	In May 2017, Enumeral received an aggregate of $668,000 in gross cash proceeds, before deducting placement agent fees and expenses, in connection with the sale of 668 Units (the “Units”) of the Company’s securities to certain accredited investors in a private placement offering (the “Offering”). Each Unit consisted of (i) a 12% Senior Secured Promissory Note, with a face value of $1,150, and (ii) a warrant to purchase 11,500 shares of the Company’s common stock, exercisable until five years after the date of the closing, at an exercise price of $0.10 per share (subject to adjustment in certain circumstances). The Company expects to use the net proceeds of approximately $548,000 from the sale of the Units to fund the Company’s research and development, general corporate expenses, and working capital.

•	In April 2017, Enumeral and the International Consortium on Anti-Virals announced that they had entered into a memorandum of understanding to pursue an infectious disease collaboration utilizing Enumeral's proprietary platform. The goal of the collaboration is to isolate and characterize high affinity, broadly neutralizing human antibodies against select human pathogens from patients previously infected or vaccinated for therapeutic intervention, prophylaxis, and/or diagnostic utility.

•	During the quarter, Enumeral’s management team has continued to explore a range of potential transactions, including equity offerings, debt financings and other potential arrangements to enhance the Company’s pipeline of next-generation therapeutics.

First Quarter 2016 Financial Results

•	Cash and Cash Equivalents: Cash and cash equivalents as of March 31, 2017 were $1,401,006, compared to $3,162,400 as of December 31, 2016. As of the date of this press release, and after giving effect to the net proceeds from the May 19, 2017 closing of the Offering, Enumeral believes that it has sufficient liquidity to fund operations only into June 2017. If Enumeral is unable to raise additional capital on acceptable terms and on a timely basis, Enumeral will be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. The Company is currently exploring a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions.

•	Revenue: Revenue decreased by $419,952 to $14,505 for the three months ended March 31, 2017, as compared to $434,457 for the three months ended March 31, 2016. This decrease in revenue is attributable to the Company’s collaboration agreement with Merck and its grant from the National Cancer Institute.

•	Research and Development Expenses: Research and development expenses decreased by $323,928 to $1,146,115 for the three months ended March 31, 2017, as compared to $1,470,043 for the three months ended March 31, 2016. This decrease is primarily due to a decrease in payroll and personnel expenses, as a result of lower headcount, and a decrease in stock-based compensation, offset by an increase in consulting costs.

•	General and Administrative Expenses: General and administrative expenses decreased by $324,536 to $869,798 for the three months ended March 31, 2017, as compared to $1,194,334 for the three months ended March 31, 2016. This decrease is primarily due to a decrease in payroll and personnel expenses, as a result of lower headcount, and a decrease in stock-based compensation.

•	Other Income (Expense): Other income (expense) changed by $685,038 to ($10,170) for the three months ended March 31, 2017, as compared to $674,868 for the three months ended March 31, 2016. This change is primarily due to a decrease in non-cash income related to the change in the fair value of derivative liabilities associated with the warrants issued in connection with the Company’s July 2014 private placement transaction. These warrants were either amended to remove the anti-dilution provisions or exercised in connection with the Company’s warrant tender offer on December 12, 2016, and as a result these warrants are no longer classified as derivative liabilities.

•	Net Loss: Net loss increased by $456,526 to $2,011,578 for the three months ended March 31, 2017, as compared to $1,555,052 for the three months ended March 31, 2016.

About Enumeral

Enumeral is a biopharmaceutical company focused on the discovery and advancement of next generation therapeutics in cancer, auto-immune, and other diseases. The Company utilizes a proprietary microwell array technology to identify cell type and measure functioning of individual cells from tissue samples, and to retrieve individual live cells of interest, for cell culture or gene cloning. This technology provides key insights for target validation, drug candidate selection, and rational drug development. The company has built a pipeline of immune checkpoint modulators for targets including PD-1, TIM-3, CD39, and others. For more information on Enumeral, please visit www.enumeral.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral” or the “Company”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements may include, without limitation, (a) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, cash flows and resulting liquidity, (b) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (c) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (d) Enumeral’s ability to partner with other companies to bring product candidates through the development stage and eventually to market, (e) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (f) Enumeral’s ability to comply with governmental regulation, (g) the intensity of competition, (h) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas, and (i) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,401,006	$3,162,400
Other current assets	212,238	236,385
Total current assets	1,613,244	3,398,785
Property and equipment, net	816,569	902,097
Other assets	642,735	646,336
Total assets	$3,072,548	$4,947,218

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$314,850	$308,857
Accrued expenses	522,077	386,355
Other liabilities	193,436	266,136
Total current liabilities	1,030,363	961,348
Other long term liabilities	78,143	77,956
Total liabilities	1,108,506	1,039,304
Total stockholders' equity	1,964,042	3,907,914
Total liabilities and stockholders' equity	$3,072,548	$4,947,218

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue:
Collaboration and license revenue	$-	$316,018
Grant revenue	14,505	118,439
Total revenue	14,505	434,457
Cost of revenue and expenses:
Research and development	1,146,115	1,470,043
General and administrative	869,798	1,194,334
Total cost of revenue and expenses	2,015,913	2,664,377
Loss from operations	(2,001,408)	(2,229,920)
Other income (expense):
Interest expense, net	(1,894)	(3,567)
Warrant expense	(8,276)	-
Change in fair value of derivative liabilities	-	678,435
Total other income (expense), net	(10,170)	674,868
Net loss before income taxes	(2,011,578)	(1,555,052)
Provision for income taxes	-	-
Net loss	$(2,011,578)	$(1,555,052)
Net loss per common share:
Basic & Diluted	$(0.02)	$(0.03)
Weighted-average number of common shares outstanding:
Basic & Diluted	128,359,419	52,068,784

Contact:

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com